EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned, James C. Reagan., Executive Vice President and Chief Financial Officer of American Management Systems, Incorporated (the “Company”), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 (the “Report”). The undersigned hereby certifies that:

           (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
           (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	11/11/03	/s/ James C. Reagan.

		Name:	James C. Reagan
		Title:	Executive Vice President and
Chief Financial Officer